                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and
                                                  ---------
entered into November 16, 2001 by and between Constellation 3D, Inc., a Delaware corporation (the "Company"), and TIC Invest Consulting, LLC, a financing
                  -------
corporation organized under the laws of St. Kitts & Nevis with its principal place of business located at Churer Strasse 35, CH-9470, Buchs, SG, Switzerland (the "Investor").
      --------

                                   Background
                                   ----------

         WHEREAS, the Investor and Constellation 3D Technology Limited ("Con
                                                                         ---
Tech") are parties to a certain Loan Agreement, of even date herewith (the "TIC
----                                                                        ---
Loan Agreement"), pursuant to which the Investor is providing a term loan
--------------
facility of up to $20 million to Con Tech.

         WHEREAS, Con Tech and the Company are parties to a certain Loan Agreement, of even date herewith (the "Company Loan Agreement"), pursuant to
                                       ----------------------
which Con Tech is providing a term loan facility of up to $20 million to the Company.

         WHEREAS, as part of the investment to be made by the Investor in the Company in connection with the Loan Agreement and the transactions contemplated thereby, the Investor will have certain registration rights with respect to the Common Stock, par value $.00001 per share (the "Common Stock"), all as more
                                                ------------
fully set forth in this Agreement.

         WHEREAS, All terms used herein and not defined herein shall have the meanings ascribed to such terms in the TIC Loan Agreement.

                                      Terms
                                      -----

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Registration Rights.
                  -------------------

                  1.1.     Definitions.
                           -----------

                           (a)  "Exchange Act" means the Securities Exchange Act
                                 ------------
of 1934, as amended.

                           (b)  "Form  S-3"  means such form  under the
                                 ---------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (c)  "Holder" means any person owning of record
                                 ------
Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section have been duly assigned in accordance with this Agreement.

           (d) "Initiating Holders" means one or more Holders who in the
                ------------------
aggregate are Holders of not less than fifty percent (50%) of the then-outstanding Registrable Securities.

           (e) "Option" means that certain Option Agreement, of event date
                ------
herewith, by and between Con Tech and the Company.

           (f) "register," "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

           (g) "Registrable Securities" means (a) all shares of Common Stock
                ----------------------
that are now owned or may be hereafter acquired by the Investor (including, without limitation (and without duplication)), the Designated Securities and shares of Common Stock issued upon exercise of the Option) and (b) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock described in clause (a) of this definition, excluding in each case any Registrable Securities sold (i) pursuant to Registration under the Securities Act or (ii) sold pursuant to Rule 144 (or its successor rule) promulgated under the Securities Act and excluding any shares of Common Stock or preferred stock of the Company which is registered under the Securities Act.

           (h) "Registration Expenses" means all expenses incurred by the
                ---------------------
Company in complying with Sections 1.2, 1.3, 1.4, 1.5 and 1.6 hereof, including,
                          ------------  ---  ---  ---     ---
without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for all the Holders (which fees of counsel for the Holders shall not exceed $15,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), but excluding all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

           (i) "SEC" means the Securities and Exchange Commission.
                ---

           (j) "Securities Act" means the Securities Act of 1933, as amended.
                --------------

     1.2.  Demand Registration. At any time after the date hereof, the
           -------------------
Initiating Holders, voting together as a single class, may require that the Company file a registration statement with regard to Registrable Securities which have an aggregate offering price of at least Three Million Dollars ($3,000,000). If the Company shall receive from the Initiating Holders, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

           (a) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

           (b) as soon as practicable, use its best efforts to effect such registration of the sale of the Registrable Securities requested by the Initiating Holders; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1.2 after the Company has effected two (2)
                              -----------
such registrations pursuant to this Section 1.2 and such registrations have been
                                    -----------
declared or ordered effective and the sales of such Registrable Securities shall have closed and the Company shall not be obligated to effect any such registration pursuant to this Section 1.2 if, in the immediately preceding six
                              -----------
(6) month period, the Company has effected such a registration.

         If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2
                                                                    -----------
and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include such
   --------------
Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in
Section 1.8(e)) enter into an underwriting agreement in customary form with the
--------------
underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter
                                            -----------
advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in such proportion (as nearly as practicable) among the Holders pro rata based on the amount of Registrable Securities owned by each Holder.

                1.3.  Shelf Registrations. At any time the holders of fifty
                      -------------------
percent (50%) of the Registrable Securities then outstanding may require that the Company include the Registrable Securities in an appropriate "shelf" registration statement pursuant to Rule 415 (or any successor thereto) under the Securities Act (a "Shelf Registration Statement") and use best efforts to keep
                   ----------------------------
such Shelf Registration Statement effective for sales thereunder for as long as practicable. The other registration rights set forth in Sections 1.2, 1.4 and
                                                        ------------  ---
1.5 hereof shall be suspended for so long as the Shelf Registration Statement
---
remains effective and usable for the resale of Registrable Securities.

                1.4.  Piggyback Registrations.
                      -----------------------

                      (a) Notice. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company whether for its own account or the account of other stockholders or both and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                (b) Underwriting. If a registration statement under which the Company gives notice under Section 1.4(a) is for an underwritten offering, then
                           --------------
the Company shall so advise the Holders of Registrable Securities in the notice delivered under Section 1.4(a). In such event, the right of any such Holder's
                --------------
Registrable Securities to be included in a registration pursuant to this Section
                                                                         -------
1.4 shall be conditioned upon such Holder's participation in such underwriting
---
and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement, to be allocated among such Holders pro rata based on the amount of Registrable Securities owned by each such Holder and third, to any other holders of the Company's securities; provided, however, that the right of the underwriters to exclude Registrable Securities from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the Registrable Securities that the Holders initially proposed to be registered. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          1.5.  Form S-3 Registration. If the Company shall be entitled
                ---------------------
as a registrant to use Form S-3 and the holders of at least fifty percent (50%) of the Registrable Securities then outstanding request that the Company effect a registration on Form S-3 for shares having an aggregate offering price to the public of at least Five Million Dollars ($1,000,000), then the Company will:

                (a) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

                (b) as soon as practicable, use its best efforts to effect the registration of the sale of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after written notice from the Company is given under Section 1.5(a) above; provided, however, that the Company
                       --------------
shall not be obligated to effect any such registration pursuant to this Section
                                                                        -------
1.5 if, in the immediately preceding twelve (12) month period, the Company has
---
effected three such registrations.

                    (c) A registration under this Section 1.5 shall not
                                                  -----------
constitute a registration under Section 1.2 nor shall a registration statement
                                -----------
under Section 1.2 constitute a registration under this Section 1.5.
      -----------                                      -----------

               1.6. Initial Registration on Form S-3. Notwithstanding anything
                    --------------------------------
to the contrary contained herein, the Company shall, as promptly as practicable after the Closing Date, prepare and file a Registration Statement covering the Designated Securities, and use its best efforts to effect such registration of the Designated Securities on or prior to the Funding Date (the "Initial
                                                                -------
Registration Statement"). The Initial Registration Statement shall be a "shelf"
----------------------
registration statement pursuant to Rule 415 under the Securities Act, and may include shares of Common Stock held by (i) DeAM Convertible Arbitrage Fund Ltd. ("DeAM") required to be registered pursuant to the Registration Rights
  ----
Agreement, dated as of October 19, 2001, by and between the Company and DeAM, as of the date hereof and (ii) Halifax Fund, L.P. ("Halifax Fund") required to be
                                                 ------------
registered pursuant to Registration Rights Agreement, dated as of August 23, 2000, by and between Halifax and the Company, as of the date hereof and (iii) other shares with piggyback registration rights.

               1.7. Expenses of Registration. All Registration Expenses incurred
                    ------------------------
in connection with two (2) demand registrations (pursuant to Section 1.2), the
                                                             -----------
Shelf Registration and all issuances off the Shelf (pursuant to Section 1.3 and
                                                                -----------
1.6), any piggyback registrations (pursuant to Section 1.4), and any S-3
---                                            -----------
registrations (pursuant to Section 1.5 and 1.6) shall be borne by the Company.
                           -----------     ---

               1.8. Obligations of the Company. Whenever required to effect the
                    --------------------------
registration of any Registrable Securities under Sections 1.2, 1.3, 1.4, 1.5 and
                                                 ------------  ---  ---  ---
1.6 of this Agreement, the Company shall, as expeditiously as reasonably
---
possible:

                    (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but, in the case of registrations pursuant to Sections 1.2, 1.4, 1.5 and 1.6 not more than 180 days,
                          ------------  ---  ---     ---
provided that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in
Section 1.8(f);
--------------

                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                    (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

                    (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders;

                    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and cause its officers and other employees to participate in any "road shows", as the managing underwriters may reasonably request;

                    (f) notify each Holder of Registrable Securities covered by such registration statement (and each underwriter in the case of an underwritten offering) at any time when a prospectus relating thereto is required to be delivered under the Securities Act if such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder and each such underwriter that number of copies of all amendments or supplements referred to in paragraphs (b) and (c) of this Section 1.8 as may be necessary so that, as
                                  -----------
thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    (g) furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities;

                    (h) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted; and

                    (i) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               1.9.  Furnish Information. It shall be a condition precedent to
                     -------------------
the obligations of the Company to take any action pursuant to Sections 1.2, 1.3,
                                                              ------------  ---
1.4, 1.5 and 1.6 that the selling Holders shall furnish to the Company such
---  ---     ---
information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of Registrable Securities.

               1.10. Indemnification. In the event any Registrable Securities
                     ---------------
are included in a registration statement under Sections 1.2, 1.3, 1.4, 1.5 or
                                               ------------  ---  ---  ---
1.6 :
---

                     (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
 ---------

                         (i)   any untrue statement or alleged untrue statement
of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (ii)  the omission or alleged omission to state therein
a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                         (iii) any violation or alleged violation by the Company
of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

                     (b) and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder, or (B) a Violation which occurs as a result of an untrue statement of a material fact contained or incorporated by reference in such registration statement that has been corrected in a subsequent prospectus delivered to such Holder prior to disposition by such Holder of its Registrable Securities in accordance with Section 1.8(f) hereof.
                                                        --------------

               (c) By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or a member, partner, director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder by an instrument duly executed by such Holder and stated to be specifically for use in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 10(c) in respect of any Violation shall not exceed the
                  -------------
net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (d) Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying
                                  ------------
party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the defendants include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
                                                                        -------
1.10 to the extent it is prejudiced thereby, but the omission so to deliver
----
written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 1.10.
                                                               ------------

                     (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.10 but it is judicially determined (by the entry of a
                 ------------
final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.10 provides for indemnification in such case, or (B) contribution
     ------------
under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.10, then, and in each such case, the Company or
                    ------------
such Holder shall contribute to the aggregate losses, claims, damages or liabilities as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case, (1) no such Holder shall be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to
                       -------------
contribution from any person who was not guilty of such fraudulent misrepresentation.

                     (f) Survival. The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of
           -----------
Registrable Securities in a registration statement and the termination of this Agreement.

               1.11. Limitations on Subsequent Registration Rights. From and
                     ---------------------------------------------
after the date of this Agreement, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have registration rights superior to, or which limit in any way the registration rights of the Holders granted hereby.

               1.12. Reporting and Information. With a view to making available
                     -------------------------
the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                         (i)  make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                         (ii) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act (whether or not it shall be required to make such Exchange Act Reports) and shall comply with all other public information reporting requirements of the SEC as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of Common Stock by the Holders;

                         (iii) so long as a Holder owns any Registrable
Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration; and

                         (iv)  cooperate with the Holders in supplying such
information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof or otherwise) for the sale of Common Stock by the Holders.

         2.    Miscellaneous.
               --------------

               2.1. Successors and Assigns. Except as otherwise expressly
                    ----------------------
provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

               2.2. Governing Law. This Agreement shall be governed by and
                    -------------
construed under the laws of the State of New York, without giving effect to principles of conflicts of laws.

               2.3. Counterparts. This Agreement may be executed in the original
                    ------------
or by telecopy in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

               2.4. Titles and Subtitles. The titles of the paragraphs and
                    --------------------
subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               2.5. Notices. Any notice required or permitted to be given to a
                    -------
party pursuant to the provisions of this Agreement will be in writing and will be effective on (a) the date of delivery in person, or the date of delivery by facsimile with confirmation receipt, (b) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or (c) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.

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

Notices to the Company will be marked to the attention of the Chief Financial Officer. Notices shall be sent to the addresses on the signature pages hereto, or such other addresses as a party may provide to the other parties from time to time.

               2.6.  Amendments and Waivers. Any term of this Agreement may be
                     ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement of such amendment or waiver is sought.

               2.7.  Severability. If any provision of this Agreement is held to
                     ------------
be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

               2.8.  Entire Agreement. This Agreement constitutes the full and
                     ----------------
entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

               2.9.  Further Assurances. From and after the date of this
                     ------------------
Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

               2.10. Assignment. Rights under this Agreement may be assigned in
                     ----------
connection with any transfer or assignment of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) such transfer is effected in compliance with the restrictions on transfer contained in the Agreement and in any other agreement between the Company and the transferor, and (c) the transferee agrees in writing to be bound by all of the provisions of this Agreement to the same extent as the transferor.

               2.11. Changes in Stock. If, and as often as, there is any change
                     ----------------
in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made to the provisions hereof so that the rights granted hereby shall continue with respect to the Common Stock as so changed.


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                                        11

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                       CONSTELLATION 3D, INC.

                                       By: /s/ Leonardo Berezowsky
                                           -------------------------------------
                                           Name:  Leonardo Berezowsky
                                           Title: Director

                                       Address: 805 Third Avenue, 14th Floor
                                                New York, New York 10022
                                                Attention: Craig Weiner, Esq.
                                                Telephone: (212) 308-3572
                                                Facsimile: (212) 308-3573



                                       TIC TARGET INVEST CONSULTING, LLC

                                       By: /s/ Andre Khayyam
                                           -------------------------------------
                                           Name:  Andre Khayyam
                                           Title: Managing Director

                                       Address: Churer Strasse 35
                                                CH-9470, Buchs
                                                Switzerland
                                                Attention: Mr. Andre Khayyam
                                                Telephone: 41 81 750 5353
                                                Facsimile: 41 81 750 5359

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